As filed with the Securities and Exchange Commission on August 1, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RESTAURANT BRANDS INTERNATIONAL INC.

(Exact Name of Registrant as Specified in Its Charter)

Canada	98-1202754
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

226 Wyecroft Road Oakville, Ontario	L6K 3X7
(Address of Principal Executive Offices)	(Zip Code)

Restaurant Brands International Inc.

Amended and Restated 2014 Omnibus Incentive Plan

(Full title of the plan)

Jill Granat

General Counsel and Corporate Secretary

Restaurant Brands International Inc.

226 Wyecroft Road

Oakville, Ontario L6K 3X7

(905) 845-6511

(Name, address and telephone number, including area code, of agent for service)

Copy to:

Kara L. MacCullough, Esq.

Greenberg Traurig, P.A.

401 East Las Olas Blvd., Suite 2000

Fort Lauderdale, Florida 33301

(954) 765-0500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered(1)(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(3)
Common Shares, no par value	15,000,000	$62.83	$942,450,000	$117,335.03

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 (this “Registration Statement”) also covers such additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or similar transactions.

(2)

Represents the aggregate number of additional common shares, no par value, of the Registrant that may be issued under the Restaurant Brands International Inc. Amended and Restated 2014 Omnibus Incentive Plan, as amended.

(3)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, based upon $62.83 per share, the average of the high and low sales prices of the common shares of the registrant as reported by The New York Stock Exchange on July 31, 2018.

EXPLANATORY NOTE

On June 7, 2018, the shareholders of Restaurant Brands International Inc. (the “Registrant”) approved an amendment to the Restaurant Brands International Inc. Amended and Restated 2014 Omnibus Incentive Plan (as amended, the “Amended and Restated 2014 Plan”) to increase the number of common shares available for issuance under the Amended and Restated 2014 Plan by 15,000,000 common shares. Pursuant to General Instruction E of Form S-8, this Registration Statement registers the offer and sale of such additional common shares.

Such additional common shares are of the same class of securities as the common shares issuable under the Amended and Restated 2014 Plan for which the following currently effective registration statements were filed: (i) the Registration Statement on Form S-8 (File No. 333-200997) filed with the Securities and Exchange Commission (the “Commission”) on December 17, 2014; and (ii) the Registration Statement on Form S-8 (File No. 333-214217) filed with the Commission on October 25, 2016 (together, the “Prior Registration Statements”). As permitted by General Instruction E of Form S-8, the contents of the Prior Registration Statements, including any amendments thereto or filings incorporated therein, are incorporated by reference into this Registration Statement, except as amended hereby.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The following documents filed with the Commission by the Registrant pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than information furnished pursuant to Items 2.02, 7.01 or 9.01 of Form 8-K, are incorporated herein by reference:

Commission Filing (File No. 001-36786)	Period Covered or Date of Filing
Annual Report on Form 10-K	Year ended December 31, 2017

Quarterly Reports on Form 10-Q	Quarters ended March 31, 2018 and June 30, 2018

Current Reports on Form 8-K	January 22, 2018 and June 7, 2018

Description of the Registrant’s common shares and any amendment or report filed for the purpose of updating such description	Form 8-K12B filed on December 15, 2014 (File No. 001-36786) and Form S-4, as amended (File No. 333-198769)

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (not including any information furnished under Items 2.02, 7.01 or 9.01 of Form 8-K, which information is not incorporated by reference herein) prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits

Exhibit Number	Description	Method of Filing

4.1	Articles of Incorporation of the Registrant, as amended.	Incorporated herein by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K filed on March 2, 2015.

4.2	Amended and Restated By-Law 1 of the Registrant.	Incorporated herein by reference to Exhibit 3.4 to the Registrant’s Form 8-K filed on December 12, 2014.

5.1	Opinion of Stikeman Elliott LLP.	Filed herewith.

10.36	Restaurant Brands International Inc. Amended and Restated 2014 Omnibus Incentive Plan, as amended.	Incorporated herein by reference to Exhibit 10.36 to the Registrant’s Form 10-Q filed on August 1, 2018.

23.1	Consent of KPMG LLP.	Filed herewith.

24.1	Powers of Attorney (included on signature pages hereof).	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oakville, Province of Ontario, Canada, on August 1, 2018.

RESTAURANT BRANDS INTERNATIONAL INC.

By:	/s/ Daniel S. Schwartz
Name: Daniel S. Schwartz
Title: Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS, that each officer and director of Restaurant Brands International Inc. whose signature appears below hereby severally constitutes and appoints Matthew Dunnigan and Jill Granat, and each of them individually (with full power to each of them to act alone), with full power of substitution and resubstitution, his or her true and lawful attorney-in fact and agent, with full powers to each of them to sign for us, in our names and in the capacities indicated below, the Registration Statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and any and all amendments to said Registration Statement (including post-effective amendments), granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue of this power of attorney. This power of attorney and all capacities to sign any and all amendments may be executed in counterparts.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on August 1, 2018.

Signature	Title

/s/ Daniel S. Schwartz Daniel S. Schwartz	Chief Executive Officer and Director (principal executive officer)

/s/ Matthew Dunnigan Matthew Dunnigan	Chief Financial Officer (principal financial officer)

/s/ Jacqueline Friesner Jacqueline Friesner	Controller and Chief Accounting Officer (principal accounting officer)

/s/ Alexandre Behring Alexandre Behring	Chairman

/s/ Marc Caira Marc Caira	Vice Chairman

/s/ João M. Castro-Neves João M. Castro-Neves	Director

/s/ Martin E. Franklin Martin E. Franklin	Director

/s/ Paul J. Fribourg Paul J. Fribourg	Director

Signature	Title

/s/ Neil Golden Neil Golden	Director

/s/ Ali Hedayat Ali Hedayat	Director

/s/ Golnar Khosrowshahi Golnar Khosrowshahi	Director

/s/ Carlos Alberto Sicupira Carlos Alberto Sicupira	Director

/s/ Roberto Moses Thompson Motta Roberto Moses Thompson Motta	Director

/s/ Alexandre Van Damme Alexandre Van Damme	Director

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed on behalf of the Registrant by the undersigned, solely in its capacity as the duly authorized representatives of the Registrant in the United States, on August 1, 2018.

By:	/s/ Jill Granat
Name: Jill Granat